UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 22, 2026

T. Rowe Price OHA Select Private Credit Fund
(Exact name of Registrant as Specified in Its Charter)

DELAWARE	814-01561	88-6521578
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Vanderbilt Avenue, 16th Floor New York, NY	10017
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 326-1500

N/A
(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.	Regulation FD Disclosure.

June 2026 Distributions

On June 22, 2026, T. Rowe Price OHA Select Private Credit Fund (the “Company”) declared regular distributions per share for each class of its common shares of beneficial interest (the “Shares”) outstanding in the amounts per share set forth below:

	Gross Distribution - Regular	Shareholder Servicing and/or Distribution Fee	Net Distribution - Regular	Net Distribution - Total

Class I Common Shares	$0.2000	-	$0.2000	$0.2000
Class S Common Shares	$0.2000	$0.0184	$0.1816	$0.1816
Class D Common Shares	$0.2000	$0.0054	$0.1946	$0.1946

The regular distributions for each class of Shares outstanding are payable on or about July 31, 2026 to Class I, Class S and Class D common shareholders of record as of June 30, 2026. The Company has adopted a distribution reinvestment plan that provides for the reinvestment of cash distributions. These distributions will be paid in cash or reinvested in Class I, Class S and Class D Shares of the Company for shareholders participating in the Company’s distribution reinvestment plan.

Item 8.01.	Other Events.

Net Asset Value

The net asset value (“NAV”) per share for each class of Shares of the Company as of May 31, 2026, as determined in accordance with the Company’s valuation policy, is $26.00.

As of May 31, 2026, the Company’s aggregate NAV was $1,632.8 million, the fair value of its investment portfolio was $3,039.0 million, and it had principal debt outstanding of $1,498.6 million, resulting in a debt-to-equity ratio of approximately 0.92 times.

Status of Offering

The Company is currently publicly offering on a continuous basis up to $2.5 billion in Shares (the “Offering”). The following table lists the approximate Shares issued and total consideration for the Offering and in connection with private placements of Shares as of the date of this filing (through the June 1, 2026 subscription date). The Company intends to continue selling Shares in the Offering on a monthly basis. The table below does not include Shares sold through the Company’s distribution reinvestment plan.

	Common Shares Issued	Total Consideration (in $ millions)
Class I Shares	49,280,153	$1,347.1
Class S Shares	4,649,565	$127.3
Class D Shares	7,474,011	$200.9

Share Repurchases

The Company estimates that approximately 3% of its outstanding Shares as of March 31, 2026, were validly tendered and not withdrawn pursuant to the Company’s offer to repurchase up to 5% of its outstanding Shares that expired on June 2, 2026. The purchase price per share for each Share tendered and accepted for purchase by the Company pursuant to such offer will be based on the NAV per Share as of June 30, 2026. The foregoing estimate is based on preliminary information, is subject to adjustment and should not be regarded as final. The Company expects to report the final results of its tender offer following the final calculation and payment of the purchase price of the Shares tendered and accepted by the Company to shareholders whose Shares have been repurchased.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

T. Rowe Price OHA Select Private Credit Fund

Date: June 22, 2026	By:	/s/ Amaka Dike
	Name:	Amaka Dike
	Title:	Chief Financial Officer